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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-200449, Form S-8 No. 333-204625, Form S-3 No. 333-207290) of our report dated March 4, 2016, with respect to the financial statements of Vitae Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Vitae Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania March 4, 2016

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm